Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable subscription rights (“Subscription Rights”) to purchase shares of common stock, no par value (“Common Stock”), of United Community Financial Corp. (the “Company”), including the Company’s prospectus dated                     , 2013 (the “Prospectus”).

I (we) instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1:  ☐  Please DO NOT EXERCISE MY (OUR) SUBSCRIPTION RIGHTS for shares of Common Stock.

Box 2:  ☐  Please EXERCISE MY (OUR) SUBSCRIPTION PRIVILEGE for shares of Common Stock as set forth                      below:

Number of Shares Being Purchased (the sum of A and C below):

Total Exercise Price Payment Required (the sum of B and D below):

Basic Subscription Privilege

I wish to exercise my full Basic Subscription Privilege or a portion thereof as follows:

(A)				(B)

	X	$2.75	=	$
No. of Shares of Common Stock Subscribed for under Basic Subscription Privilege		(Subscription price)		Payment due under Basic Subscription Privilege

Over-Subscription Privilege

I have exercised my Basic Subscription Privilege in full and, in addition to my Basic Subscription Privilege, I wish to subscribe for additional shares of Common Stock under my Over-Subscription Privilege as follows:

(C)				(D)

	X	$2.75	=	$
No. of Shares of Common Stock Subscribed for under Over-Subscription Privilege		(Subscription Price)		Payment due under Over- Subscription Privilege

Box 3:  ☐  Payment in the following amount is enclosed or has been/will be wired in accordance with the instructions set forth in the Prospectus:

$

(The total of the above Box 3 must equal the Total Exercise Price Payment Required.)

I certify that the purchase of Common Stock pursuant to the Subscription Privileges (Basic or Over-Subscription)              will OR              will not result in my (our) owning either directly or indirectly, of record of beneficially, more than 4.9% of the outstanding Common Stock.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	Irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	Agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name(s) of Beneficial Owner(s)

Signature(s) of Beneficial Owner(s)

Date

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, your signature must be Medallion Signature Guaranteed. Please also provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: